Exhibit 99.1

Quality Industrial Corp.

Shareholder Letter & Press Release — Fiscal Year 2025

March 31, 2026

QIND Reports FY 2025 Results: 45.9% Revenue Growth, Core Turnaround Actions Completed

SAN FRANCISCO, CA / GlobeNewswire / March 31, 2026 / Quality Industrial Corp. (“QIND”) (OTC: QIND), today announced its financial results for fiscal year 2025 alongside this letter to shareholders summarizing the turnaround actions completed during the year.

Dear Shareholders,

Fiscal year 2025 was a pivotal turnaround year for QIND. Over the past fifteen months, your Board and management team have strengthened governance, restructured costs, cleaned up the balance sheet, and invested in growth. While the turnaround is not yet complete, we believe the progress has been substantial. This letter provides an overview of what was achieved and what lies ahead.

Financial Highlights

	FY 2025	FY 2024	Change
Revenue	$16,307,787	$11,177,567	+45.9%
Gross Profit	$4,788,780	$3,963,263	+20.8%
Gross Margin	29.4%	35.5%
Operating Expenses	$5,245,558	$3,265,008	+60.7%
Net Loss / (Income) — Reported	$(4,603,645)	$266,780
Non-Recurring & Legacy Adjustments
(+) Historic mgmt. compensation	$1,380,000	—
(+) Exit payments to former officers	$606,816	—
(+) Write-off: Buyback Reserve & other	$2,002,388	—
(+) Write-off: Related-Party Receivable	$1,500,000	—
(-) Non operational income	(318,706)	(427,554)
Total Adjustments	$5,170,498	(427,554)
Net Income (Loss) — Adjusted	$566,853	$160,774	+452%

Note: Adjusted Net Income is a non-GAAP measure presented for informational purposes to illustrate the impact of one-time turnaround costs and legacy write-offs. It should not be considered as an alternative to net income determined in accordance with U.S. GAAP.

Turnaround Actions Completed

Governance: Transitioned from a sole Director/Chairman to a three-member Board (Frederico Figueira de Chaves, John-Paul Backwell, Carsten Kjems Falk). Maintained full SEC compliance on all filings. All Board compensation is now absorbed by Fusion Fuel at no cost to QIND, saving ~$720K annually.

Legacy Compensation Resolved: Settled nearly two years of accumulated unpaid employee compensation ($1.38M) and negotiated exit deals with expensive former Directors and Senior Managers ($607K) to permanently lower the run rate.

Cost Structure Reset: Reduced QIND-level management and Board costs to near zero — only accounting and compliance activities remain. Professional fees cut 73% year-on-year ($850K to $226K). Executive compensation fully covered by Fusion Fuel and Al Shola Gas at no charge to QIND.

Balance Sheet Clean-Up: Wrote off $3.5M in legacy assets (Buyback Reserve and Related-Party Receivable) that had no realistic prospect of recovery. Reduced convertible note principal from $2.68M to $2.07M ($610K reduction). Accounts payable cut 45% from $2.12M to $1.16M. The Company reserves the right to pursue recovery actions on written-off balances.

Fusion Fuel Investment: Fusion Fuel provided $4.4M in capital to QIND during FY 2025, used to cover legacy items, contribute to the Al Shola Gas acquisition payments ($1M paid), and invest in fleet expansion and growth. As part of the QIND transaction, Fusion Fuel committed to invest $5M into QIND from capital raised and this balance would be in the form of a forgivable note once the transaction closes.

Key Balance Sheet Movements

	Dec 31, 2024	Dec 31, 2025
Convertible Notes (Principal)	$2,676,358	$2,066,056
Total Conv. Notes (incl. Interest)	$2,939,909	$2,561,240
Accounts Payable	$2,116,876	$1,158,471
Related Party Payables (Fusion Fuel)	$0	$4,427,537

Al Shola Gas — Operational Performance

Al Shola Gas continued to deliver strong growth throughout the period. On a standalone basis, Al Shola Gas revenue grew 31.6% from $10.8M (FY 2023) to $14.3M (FY 2024), with net income of $2.1M despite the introduction of UAE corporate tax at 9%. During 2025, the subsidiary secured ~$7M in new engineering contracts and ~$2M in annual recurring fuel distribution contracts, while expanding into the northern emirates.

Al Shola Gas and its team have worked tirelessly throughout the period of regional conflict, not stopping services on any day. The order book remains in line with pre-conflict levels. However, the Company cannot guarantee that a prolonged conflict — particularly the escalation involving Iran in late February 2026 and the disruption to the Strait of Hormuz — will not impact future revenues and supply chains. Full risk disclosures are in the accompanying 10-K.

Outlook

The Company has made substantial progress on its turnaround. Where previously QIND was focused on survival, it can now look to solidify its position and complete the remaining legacy clean-up. In 2026, the Company expects to focus on:

(1)	Further growth at Al Shola Gas, supported by new trucks entering service, contracted engineering projects, and geographic expansion into the northern emirates.

(2)	Servicing open debt positions and repapering the agreement with the Al Shola Gas sellers — a process already well underway.

(3)	Targeting $20 million of revenues for 2026 as the business continues to grow, provided regional disruptions do not extend for a very prolonged period.

The turnaround is not yet over, but the Company is substantially stronger. We are committed to providing shareholders with full transparency and believe the underlying business — Al Shola Gas, with over 45 years of operations and deep customer relationships — represents a strong fundamental asset.

The Board recognizes that substantial dilution has been required in order to execute this turnaround, and that the remaining convertible notes outstanding, as well as future capital requirements and the obligations to be honored with the Al Shola Gas sellers, may lead to further dilution to shareholders. The Board and management are actively working to mitigate this risk by reducing the Company’s cost base and capital requirements, restructuring existing obligations where possible, and pursuing the completion of the Fusion Fuel transaction. The progress made in 2025 in eliminating recurring management costs, reducing convertible debt, and advancing the repapering of the Al Shola Gas purchase agreement are concrete steps toward reducing the Company’s reliance on dilutive financing.

Management Commentary

John-Paul Backwell, CEO, stated: “2025 was a year of decisive action. We restructured the Board, settled legacy obligations, wrote off unrecoverable assets, reduced debt, and eliminated virtually all recurring management costs at the QIND level — while Al Shola Gas continued to grow revenue and expand into new markets. We are now past the most intensive phase of the turnaround and are focused on translating operational strength into long-term shareholder value.”

About Quality Industrial Corp.

Quality Industrial Corp. is an industrial energy company specializing in LPG infrastructure and distribution. Through its majority-owned subsidiary, Al Shola Gas, the Company provides consulting, engineering, installation, maintenance, and LPG supply services to residential, commercial, and industrial customers across the UAE.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” “plan,” “target,” “predict,” “potential,” or the negative of such terms or other comparable terminology. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s expectations for continued growth, the expansion of its majority-owned subsidiary Al Shola Al Modea Gas Distribution L.L.C. (“Al Shola Gas”), the growth of the Company’s engineering project pipeline, LPG distribution network, and recurring utility service contracts, and the expected benefits from the integration and continued development of the Company’s LPG infrastructure and distribution operations. Forward-looking statements relating to expectations about future results or events are based upon information available to the Company as of the date of this press release and are not guarantees of future performance. Actual results may vary materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation: the Company’s ability to continue expanding the operations of Al Shola Gas; the ability to secure and execute engineering and LPG infrastructure projects; fluctuations in demand for LPG infrastructure and distribution services; regulatory approvals and compliance requirements affecting LPG distribution and engineering services; volatility in energy markets and commodity prices; the Company’s ability to obtain sufficient financing to support operations and growth initiatives; risks associated with operating internationally, including in the United Arab Emirates and other foreign jurisdictions; and other risks and uncertainties described under Item 1A “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2026 (the “Annual Report”), and in other filings with the SEC. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described as anticipated, estimated or expected. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date of this press release, except as required by law.

Contact

Quality Industrial Corp. | 505 Montgomery Street, San Francisco, CA 94104

Phone: +1-800-706-0806 | Email: info@qualityindustrialcorp.com

qualityindustrialcorp.com | alsholagas.ae | fusion-fuel.eu